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                                    SUBLEASE

Dated Effective:   August 15, 1999

Between:           FIRST TECHNOLOGY CREDIT UNION, a
                   credit union chartered by the State of Oregon   ("Sublessor")

And:               CORILLIAN CORPORATION, an Oregon
                   corporation                                     ("Sublessee")

                                    RECITALS

         A. Sublessor is the lessee under a Lease dated March 8, 1998 (the "Master Lease"), wherein Northwest Development Co., an Oregon general partnership ("Northwest") leased to Sublessor the real property, including a building and parking lot, located at 3855 SW 153rd Drive in the City of Beaverton, County of Washington, State of Oregon (the "Premises").

         B. Northwest and Sublessor amended the Master Lease by a First Amendment to Lease dated March 15, 1988 (the "First Amendment"); a Second Amendment to Lease dated May 1, 1988 (the "Second Amendment"); and a Third Amendment to Lease dated March 1, 1989 (the "Third Amendment").

         C. On or about August 14, 1990, Northwest sold the Premises, and assigned its interest in the Master Lease, to Dr. Walter K. W. Young and Kwai Sun Young ("Lessor).

         D. Lessor and Sublessor amended the Master Lease by a Fourth Amendment to Lease dated May 1, 1997 (the "Fourth Amendment"); a Sixth Amendment to Lease dated November 10, 1997 (the "Sixth Amendment"); and a Seventh Amendment to Lease dated February 11, 1998 (the "Seventh Amendment"). There was no "Fifth Amendment" to the Master Lease. Lessor and Sublessor also amended the Master Lease by an Extension Agreement dated June 5, 1998 (the "First Extension"); a Second Extension Agreement dated July 2, 1998 (the "Second Extension"); and a Third Extension Agreement dated August 5, 1998 (the "Third Extension").

         E. References herein to the Master Lease shall include the First, Second, Third, Fourth, Sixth and Seventh Amendments, as well as the First, Second and Third Extensions, where the context requires. The Master Lease and the Second and Third Amendments are attached hereto as Exhibit A.

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                                    AGREEMENT

         Therefore, in consideration of the Premises, the parties agree as follows:

         1. RECITALS. The above Recitals are true and correct and incorporated herein by this reference.

         2. PREMISES. Sublessor hereby subleases the Premises to Sublessee on the terms and conditions set forth in this Sublease. By taking possession of the Premises, Sublessee acknowledges that it has inspected the Premises and accepts them as being in the condition in which Sublessor is obligated to deliver them and otherwise in good working order, condition and repair, "AS IS" and WTH ALL FAULTS." Sublessor shall have no obligation to alter, remove, improve, repair, decorate, or paint the Premises or any part thereof. Sublessee acknowledges that Sublessor has not made and will not make any warranties to Sublessee with respect to the quality of construction of any leasehold improvements or tenant finish within the Premises or as to the condition of the Premises, either express or implied, and that Sublessor expressly disclaims any implied warranty that the Premises are or will be suitable for Sublessee's intended commercial purposes. Except as otherwise provided herein or in the Master Lease, Sublessee's obligation to pay rentals under this Sublease is not dependent upon the condition of the

         Premises or the performance by Lessor of its obligations under the Master Lease, and Sublessee will continue to pay the rentals due hereunder without abatement, setoff or deduction notwithstanding any breach by Sublessor of its duties or obligations hereunder, or by Lessor of its duties or obligations under the Master Lease, whether express or implied. Any dispute between Sublessee and Sublessor as to whether the latter has breached its obligations under this Sublease with respect to the condition of the Premises shall be resolved by arbitration as set forth in Section 21.

         3. WARRANTY BY SUBLESSOR. Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

         4.       TERM.

                  4.1 COMMENCEMENT AND EXPIRATION. The Term of this Sublease shall commence on August _, 1999 ("Commencement Date"), or when Lessor consents to this Sublease, whichever shall last occur, and end on December 31, 2000

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("Expiration Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term.

                  4.2 POSSESSION. Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term. If for any reason Sublessor does not deliver Possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability for such failure, the Expiration Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. If, however, Sublessor has not delivered Possession to Sublessee within thirty (30) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be canceled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation.

                  4.3 HOLDOVER. Any holding over after the expiration of the term of this Sublease with the written consent of Sublessor shall be a tenancy from month to month. The terms, covenants and conditions of such tenancy shall be the same as provided herein. Acceptance by Sublessor of Rent after such expiration shall not result in any other tenancy or any renewal of the term of this Sublease, and the provisions of this Section are in addition to and do not affect Sublessor's right of re-entry or other rights provided under this Sublease or by applicable law. If Sublessee shall retain possession of the Premises or any part thereof without Sublessor's consent following the expiration or sooner termination of this Sublease for any reason, then Sublessee shall pay to Sublessor for each day of such retention one hundred fifty percent (150%) of the amount of the daily Rent for the last period prior to the date of such expiration or termination. Sublessee shall also indemnify and hold Sublessor harmless from Sublessor's actual damages resulting from delay by Sublessee in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Alternatively, if Sublessor gives notice to Sublessee of Sublessor's election thereof, such holding over shall constitute renewal of this Sublease for a period from month to month. Acceptance of Rent by Sublessor

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following expiration or termination shall not constitute a renewal of this
Sublease, and nothing contained in this Section shall waive Sublessor's right of re-entry or any other right. Unless Sublessor exercises the option hereby given to it, Sublessee shall be only a tenant at sufferance, whether or not Sublessor accepts any Rent from Sublessee while Sublessee is holding over without Sublessor's written consent.

         5.       RENT

                  5.1 MONTHLY RENT. Sublessee, shall pay to Sublessor as "Rent," without deduction, setoff, notice, or demand, at 3555 SW 153rd Drive, Beaverton, Oregon 97006 or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of Twenty-Five Thousand and No/1 00 Dollars ($25,000) per month, in advance on the first day of each month of the Term; provided, however, that Sublessee shall not be obligated to pay Sublessor any Rent from the Commencement Date through September 30, 1999. If the Term ends on a day other than the first or last day of a month, the rent for the partial month shall be prorated on a per them basis.

                  5.2 OPERATING COSTS. Sublessee, at Sublessee's expense, shall contract and pay for all janitorial service for the interior of the Premises. Sublessor shall pay all other expenses of maintaining and operating the Premises required under the Master Lease, including but not limited to taxes, utilities, and insurance.

         6. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of Twenty-Five Thousand and No/1 00 Dollars ($25,000) as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit or so much thereof as

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had not theretofore been applied by Sublessor as permitted herein, shall be applied to Rent for the last month of the Term of this Sublease.

         7. USE AND MAINTENANCE OF PREMISES. The Premises shall be used and occupied only for general office purposes typical of Class A buildings and telecommunications operations consistent therewith, and for no other use or purpose. Sublessee shall not use or allow the Premises to be used for any improper, immoral or unlawful purpose, nor shall Sublessee cause or maintain or permit any nuisance in, on, or about the Premises. Sublessee shall, at all times during the term hereof at Sublessee's sole cost and expense, keep the following items in good order, condition and repair: (i) floor coverings,
(ii) wall coverings, (iii) paint, (iv) casework, (v) ceiling tiles, and (vi) all of Sublessee's personal property. Sublessor shall maintain the mechanical, HVAC, plumbing and electrical equipment serving the building, and the structure itself, except for damage occasioned by the act of the Sublessee, which damage shall be repaired by Sublessor at Sublessee's expense.

         8.       BUILDING SERVICES.

                  8.1 UTILITIES. Subject to the provisions elsewhere herein contained, Sublessor agrees to furnish to the Premises (i) heat and air-conditioning customarily furnished in comparable buildings in Beaverton, Oregon, for the comfortable use and occupation of the Premises from 7:00 A.M. to 6:00 P.M. on weekdays, and 8:00 A.M. to 1:00 P.M. on Saturdays exclusive of legal holidays, (ii) continuous water and electricity service suitable for the intended use of the Premises, and (iii) continuous elevator service which shall mean service by unattended automatic elevators. Sublessor shall provide additional or after-hours heating or air-conditioning at Sublessee's request, and Sublessee shall pay to Sublessor a reasonable charge for such services as determined by Sublessor, the initial rate for which shall be $50.00 per hour per floor. Sublessee agrees to keep and cause to be kept closed all window coverings when necessary because of the sun's position, and Sublessee also agrees at all times to cooperate fully with Sublessor and to abide by all the reasonable regulations and requirements which Sublessor may prescribe for the proper functioning and protection of the heating, ventilating, and air-conditioning system. Sublessor does not warrant that the current air-conditioning system shall cool the Premises in the manner set forth herein if Sublessee brings onto the Premises excess heat-generating machines, lighting or equipment, and if the current air-conditioning system is insufficient, Sublessee's sole remedy shall be to install, at Sublessee's sole cost and expense, such supplementary air-conditioning units in the Premises as may be required by Sublessee.

                  8.2 EXCESS USAGE. If Sublessee uses excessive amounts of non-metered utilities or services of any kind because of operation outside of normal

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Building hours, high demands from office machinery and equipment, nonstandard lighting, or any other cause, Sublessor may impose a reasonable charge for supplying such extra utilities services, which charge shall be payable monthly by Sublessee in conjunction with Rent payments. In case of dispute over any extra charge under this paragraph, Sublessor and Sublessee shall select a qualified independent engineer whose decision shall be conclusive on both parties. If the parties cannot agree on the engineer the same shall be appointed by the presiding judge of the Multnomah County (Oregon) Circuit Court. The party not prevailing in such dispute shall pay the cost of such engineer's determination.

                  8.3 SERVICES DISCLAIMER. Sublessor shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, or by reason of (i) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Sublessor, or by the making of repairs or improvements to the Premises or the Building, or
(ii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the building. Furthermore, Sublessor shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resource consumption. Notwithstanding any other provision contained herein, in the event that any utilities or services essential to the conduct of business in the Premises are interrupted for a period of five (5) days or more, Rent shall abate, but only to the extent of Sublessor's insurance unless the interruption is due to the fault of Sublessor.

         9.       SUBLESSEE IMPROVEMENTS.

                  9.1 CONSTRUCTION BY SUBLESSEE: Sublessee shall have the right to install, at Sublessee's sole cost and expense, the improvements described in this Section and such other improvements as may be approved by Sublessor, which consent shall not be unreasonably withheld so long as Sublessee obtains Lessor's consent. In connection therewith:

                           9.1.1    SUBLESSOR'S APPROVAL: Such work shall not
proceed until Sublessor's written approval of each of the following items, which approval shall not be unreasonably withheld, conditioned or delayed:
(a) Sublessee's contractor; (b) public liability and property damage insurance carried by Sublessee or its contractor; (c) schematic plans and specifications for such work; and (d) detailed construction plans and specifications. All such work shall be done in strict conformity with such final plans and specifications subject to field change orders prepared and approved by

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Sublessor. As-built plans shall be prepared by Sublessee after the work is fully completed and a copy shall be delivered to Sublessor for its use.

                           9.1.2    PERMITS: All work shall be done in
conformity with a valid building permit (obtained at Sublessee's expense) when required, a copy of which shall be furnished to Sublessor before such work is commenced, and in any case, all such work shall be performed in accordance with all applicable governmental regulations at Sublessee's sole expense. Notwithstanding any failure by Sublessor to object to any such Work, Sublessor shall have no responsibility for Sublessee's failure to meet all applicable regulations.

                           9.1.3    COORDINATION: All work by Sublessee or
Sublessee's contractor shall be scheduled through Sublessor. Sublessee or Sublessee's contractor shall arrange for necessary utility, hoisting and elevator service with Sublessor.

                           9.14     MANNER OF ENTRY: Sublessee's entry to the
Premises for any purpose, including without limitation, inspection or performance of Sublessee construction by Sublessee's agents, prior to the Commencement Dates specified herein shall be at such times as are reasonably approved by Sublessor and subject to all the terms and conditions of this Sublease except the payment of Rent. Sublessee's entry shall mean entry by Sublessee, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors.

                           9.1.5    FAULTY WORK: Sublessee shall promptly
reimburse Sublessor upon demand for any extra expense incurred by the Sublessor by reason of faulty work done by Sublessee or its contractors or by reason of any delays caused by such work, or by reason of inadequate cleanup.

                  9.2 FIBER OPTICS. Sublessee may connect redundant fiber optics to the building's systems, the plans and specifications for which shall be subject to Sublessor's approval, which approval shall not be unreasonably withheld, conditioned or delayed.

                  9.3      ROOF TOP ACCESS.

                           9.3.1    LICENSE: Sublessor hereby grants Sublessee a
license to use a portion of the Building roof top area to be agreed upon by Sublessor and Sublessee (the "Equipment Area") for the installation, operation, maintenance, repair and replacement of an antenna (the "Antenna"), satellite dish (the "Dish") and ancillary facilities (collectively, the "Equipment"). The Antenna shall be no greater than three (3) feet tall, and the Dish shall be no greater than three (3) feet in diameter. The Equipment shall weigh no more than 200 pounds. This term of this license shall

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be the same as the term of this Sublease and expire upon the expiration or earlier termination of this Sublease.

                           9.3.2    COSTS: Sublessee shall reimburse
Sublessor for all costs Sublessor may incur with regard to the Equipment, including costs for maintenance, repairs, or improvements incurred from time to time and any expenses incurred by Sublessor in reviewing specifications or inspecting the installation of these facilities. Sublessee also shall pay all taxes levied by any jurisdiction with respect to the Equipment and appurtenant facilities.

                           9.3.3    ACCESS: Sublessee and its contractors,
agents and subcontractors shall have the right to enter or leave the Equipment Area at reasonable times provided that Sublessee and such parties comply any applicable rules and regulations of the building.

                           9.3.4    INTERFERENCE WITH OTHER EQUIPMENT:
Sublessor shall not be responsible for any interference that may occur with respect to Sublessee's Equipment signal.

                           9.3.5    REPAIRS: Except in the event of an
emergency, Sublessor must give its written approval prior to the performance of any repairs or replacement of the Equipment, such approval not to be unreasonably withheld or delayed. All costs of installation, including the cost of electrical equipment, mounting fixtures and engineering studies required by Sublessee hereunder, or which are required to comply with Sublessor's site engineering or aesthetic standards, will be paid by Sublessee. At the end of the Term of this Sublease, Sublessee shall remove all equipment or other properties attached to or otherwise brought into or onto the Equipment Area, other than permanent modifications which Sublessor elects to retain.

                           9.3.6    INDEMNIFICATION: Sublessee, assumes full
responsibility for the installation, engineering and maintenance of all Equipment. Sublessee shall indemnify and hold Sublessor harmless from and against all losses, costs (including reasonable attorneys' fees at trial and on appeal), damages, expenses and liabilities (including statutory liability, liability under workers compensation laws and mechanics liens), in connection with the use, installation or operation of the Equipment or Equipment Area or arising from any acts or negligence of Sublessee, Sublessee's agents, employees, customers, invitees, contractor, and subcontractors, exclusive, however, of any liability arising out of Sublessor's negligence.

                           9.3.7    PERMITS: Sublessee shall, at its expense,
obtain any and all applicable municipal, state and Federal or other permits and/or licenses required for the installation, operation and maintenance of the Equipment, and Sublessor shall not

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be responsible for any signal interference or signal straying that may result from Sublessee's use of the Equipment. All costs and risks associated with the installation, operation and maintenance of the Equipment shall be the sole obligation of Sublessee, and Sublessee's inability to secure or retain such permits and/or licenses shall not terminate this Sublease. A copy of each of Sublessee' s permits and licenses shall be submitted to Sublessor.

                           9.3.8    SCREENING: Sublessor, at its option, may
require Sublessee to screen the Equipment from public view by erecting architectural screens around the Equipment Area.

                           9.3.9    PLAN APPROVAL: Ali plans and specifications
pertaining to the installation of the Equipment must be approved by Sublessor and all governmental authorities having jurisdiction thereof and shall comply with any restrictive covenants pertaining to the Building.

                           9.3.10   APPLICATION OF OTHER PROVISIONS: All of the
provisions of this Sublease other than this Section shall be applicable to the License created by this Section as if the area covered by the License were a part of the Premises, except to the extent that such provisions are in conflict with the provisions of this Section, in which latter event the provisions of this Section shall be deemed to be controlling.

         10. ASSIGNMENT AND SUBLETTING. Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of both Sublessor and Lessor.

         11. INSURANCE. Sublessor shall fulfill the insurance obligations of the Tenant under the Master Lease. Sublessee shall insure its own personal property and trade fixtures, and shall maintain at all times during the term of this Sublease comprehensive general liability insurance in respect of the Premises and the conduct or operation of business therein, with Sublessor, its property manager, if any, Lessor and any mortgagee whose name and address shall previously have been furnished to Sublessee, as additional insureds to the extent of the insurance coverage required hereunder, with Two Million and No/100 Dollars ($2,000,000.00) minimum combined single limit coverage, or its equivalent. Sublessee shall deliver to Sublessor ACORD Form 27 certificates of insurance issued by the insurance company or its authorized agent, within ten
(10) days of the Commencement Date. Sublessee shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Sublessee shall deliver to Sublessor such renewal certificate at least thirty (30) days before the expiration of any existing policy. All insurance policies required to be carried by Sublessee hereunder shall be issued by responsible insurance companies authorized to issue insurance in the State of Oregon rated B VII

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or higher by Best's Insurance Rating Service. Anything to the contrary in this Sublease notwithstanding, neither party, nor its officers, directors, employees nor agents, shall be liable to the other party nor to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property normally covered under an all risk policy of property insurance or under workers' compensation laws and benefits even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees.

         12. ACCESS TO PREMISES. Sublessor reserves, and shall at all reasonable times have, the right to re-enter the Premises upon 24 hours' prior notice to Sublessee (except in an emergency) to inspect the same, to supply any service to be provided by Sublessor to Sublessee, to show or to allow Lessor to show the Premises to prospective purchasers, mortgagees; or tenants, to post notices of nonresponsibility, and to alter, improve or repair the Premises. Any such work shall be without abatement of Rent provided the work is necessary to comply with governmental requirements or is reasonably necessary to keep the Premises in the condition required by this Sublease and Sublessor complies with this Section. For such purpose, Sublessor may erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Sublessee shall not be interfered with unreasonably. For each of the purposes stated in this Section, Sublessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Sublessee's vaults and safes or special security areas (designated in advance). Sublessor shall have the right to use any and all means which Sublessor may deem necessary or proper to open all doors in an emergency in order to obtain entry to any portion of the Premises, and any entry to any portion of the Premises obtained by Sublessor by any such means, or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Sublessee from all or part of the Premises.

         13. NOTICE OF OCCURRENCES. Sublessee shall give prompt notice to Sublessor of: (i) any occurrence in or about the Premises for which Sublessor might be liable; (H) any fire or other casualty in the Premises;
(iii) any damage to or defect in the Premises including the fixtures, equipment and appurtenances thereof, for the repair of which Sublessor might be responsible; and (iv) damage to or defect in any part or appurtenances of the building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Premises or any part thereof.

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         14.      RULES. Sublessee shall faithfully observe and comply with any rules and regulations from time to time established by Sublessor by written notice to Sublessee and all reasonable modifications thereof and additions thereto.

         15. FORCE MAJEURE. The obligations of the parties hereunder shall be in no way affected, impaired or excused, nor shall a party have any liability whatsoever to the other, because:

                  15.1 such party is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Sublease by reason of strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Sublessor's reasonable control; or

                  15.2 of any failure or defect in the supply, quantity or character of electricity, water or other utilities furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Sublessor's reasonable control.

In no event shall this provision excuse Sublessee's obligation to pay Rent.

         16. OTHER PROVISIONS OF SUBLEASE. Except as expressly set forth herein, all applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder and Sublessee the lessee thereunder, except for the following: Sections 1, 2, 3, 5, 6 (a) and (b), 7, 9 (b), 10 (b), 12, 21 of the Master Lease, the First Amendment, Section 3 of the Third Amendment, the Fourth Amendment, the Sixth Amendment, the Seventh Amendment, the First Extension, the Second Extension and the Third Extension shall not be applicable to this Sublease, and the rights and obligations of the Tenant under Sections 10 and 11 of the Master Lease (except for any allocation to Tenant of moving expenses in a condemnation proceeding) shall be the rights and obligations of Sublessor. Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 5 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master

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Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the non-defaulting party for all damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

         17. ATTORNEYS' FEES. If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys' fees; on appeal or in arbitration.

         18. NOTICES. All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address hereinbelow, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

         To Sublessor at:           First Technology Credit Union
                                    3555 SW 153rd Drive
                                    Beaverton, Oregon 97006

         To Sublessee at:           Corillian Corporation
                                    3855 SW 153rd Drive
                                    Beaverton, Oregon 97006

         19. BROKER. Sublessor was represented by Thomas A. Remley, SIOR, Vice President of Grubb & Ellis (the "Broker") in connection with this Sublease. Sublessor shall pay a brokerage commission to the Broker pursuant to the terms of a separate agreement between the Broker and Sublessor. The parties each represent and warrant that they are not represented by a broker except for the Broker and are not liable to pay any other real estate commissions in connection with this Sublease. In the event of a claim by any other broker for a broker's, agent's or finder's fee or commission in connection with the negotiation, execution or consummation of this transaction, the party upon whose alleged statement, representation or agreement such claim or liability arises shall indemnify, hold harmless and defend the other party from and against such claim and liability, including, without limitation, reasonable attorneys' fees and court costs.

         20. CONSENT BY LESSOR. THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR WITHIN 10 DAYS AFTER EXECUTION HEREOF.

         21. ARBITRATION. Sublessor or Sublessee may at any time request final and binding arbitration of any matter in dispute where arbitration is expressly provided for in this Sublease.

                  21.1 GENERAL. The party requesting arbitration shall do so by giving notice to that effect to the other party, and the dispute shall be determined in the City of Portland, Oregon, by a single arbitrator if the amount in dispute is less than $100,000.00, and by three arbitrators for any dispute in excess of such amount, in accordance with the rules then pertaining to the American Arbitration Association. All arbitrators shall be licensed attorneys having at least 10 years experience with similar transactions. Each party shall submit its position to the arbitrator(s) and the arbitrator(s) shall only have jurisdiction to choose the entire position of one (1) of the parties as the prevailing position. The determination in such arbitration may be enforced on the application of either party by the order of judgment of a court of competent jurisdiction. The fees and expenses of any arbitration including attorneys' and experts' fees shall be borne by the losing party.

                  21.2 GOVERNING RULES; PRESERVATION OF REMEDIES. The arbitrator(s) shall determine the value in accordance with the substantive law of the state of Oregon. The arbitrator(s) shall have no authority nor jurisdiction to award any damages or any other remedies beyond those which could have been awarded in a court of law if the parties had litigated the claims instead of arbitrating them. The parties shall not assert any claim for punitive damages except to the extent such awards are specifically authorized by statute. If the Federal Arbitration Act, Title 9 of the United States Code, is applicable to this transaction, it shall be controlling in any judicial proceedings and in the arbitration itself as to issues of arbitrability and procedure.

                  21.3 MISCELLANEOUS ARBITRATION PROVISIONS. The parties shall use their best efforts to complete any arbitration within sixty (60) days of the filing of the dispute. The arbitrator(s) shall be empowered to impose sanctions for any party's failure to do so. The provisions of this arbitration provision shall survive any termination, amendment, or expiration hereof unless the parties otherwise expressly agree in writing. If any provision of this arbitration program is declared invalid by any court, the remaining provisions shall not be affected thereby and shall remain fully enforceable.

SUBLESSOR:                            SUBLESSEE:

FIRST TECHNOLOGY CREDIT UNION,        CORILLIAN CORPORATION, an
a credit union chartered              Oregon corporation
by the State of Oregon

By:  /s/                              By:     /s/ Ted F. Spooner
   -----------------------               ------------------------------
Name:                                 Name:
     ---------------------                 ----------------------------
Title:     CFO                        Title:
      --------------------                  ---------------------------

Lessor consents to this Sublease and agrees that the term of the Master Lease terminates on December 31, 2000.

LESSOR:

     /s/ Walter Young                       /s/ Kwai Sun Young
--------------------------             --------------------------------
Dr. Walter K. W. Young                 Kwai Sun Young

                                    EXHIBIT A

                                  MASTER LEASE

                                     LEASE

         THIS LEASE is made and entered into as of the 7 day of March 1988, by and between Northwest Development Co., 9460 S.E. Lawnfield Road, Clackamas, Oregon 97015 ("Landlord") and First Technology Federal Credit Union, Post Office Box 2100, Beaverton, Oregon 97075-2100 (hereinafter referred to as "Tenant").

                                  WITNESSETH:

         In consideration of the covenants and agreements contained herein, Landlord has agreed to acquire approximately 10 acres of land, located at the northwest corner of the intersection of S.W. Tualatin Valley Highway and S.W. 153rd Street in the City of Beaverton, Oregon, and to construct a building and certain tenant improvements (the "Building") on approximately 3 acres of such land (the balance of such land, approximately 7 acres, to be given to the Tualatin Valley Parks and Recreation District). The Building together with the land (hereinafter referred to as the "Premises"), is outlined in blue on Exhibit A attached hereto.

         This Lease shall be for a term of 25 years commencing on the date when the Premises are ready for Tenant's occupancy and use (the "Commencement Date"). Landlord shall give Tenant not less than 45 days


1-LEASE
prior written notice of the date that the Premises will be completed and ready for Tenant's occupancy.

         If such date shall be other than the first day of the month, rent until the first of the month shall be prorated, and the Commencement Date shall be the first day of the following month and the Lease shall continue for a full 25 year term thereafter.

         Tenant shall owe no rent until the Premises are ready for possession. Landlord shall have no liability for delays in deliver of possession due to strikes, acts of God, or similar causes beyond Landlord's control, except that either party shall have the right to terminate this Lease if Landlord is unable to deliver possession of the Premises by December 31, 1988. Either party may cancel this Lease upon written notice to the other in the event that permission to construct, use, or furnish necessary utilities to the Premises is denied or revoked by the applicable government agency or public utility and necessary utilities can not otherwise be provided by December 31, 1988.

         TO HAVE AND TO HOLD the Premises unto Tenant for the term set forth above on the terms and conditions hereinafter provided.

1.       CONTINGENCIES.

         The obligations of the parties pursuant to this Lease are subject to satisfaction of the following contingencies:


2-LEASE

         (a) Mutual agreement of Landlord and Tenant to a site plan, with diagrammatic indications showing the relationship of all major components of the project, and small scale line drawings of the floor plans of the Building prior to April 29, 1988. Such plans and drawings shall be sufficiently detailed to permit Tenant to fully evaluate the design and layout of the interior space.

         (b) Receipt of necessary governmental approvals (including a building permit) for the building shell within 30 days from the date of satisfaction of the condition set forth in Paragraph l(a).

         (c) Receipt by Landlord of a binding commitment for financing the construction cost of the Building on the terms and conditions satisfactory to Landlord within 30 days from the date of satisfaction of the condition set forth in Paragraph 1(a).

         In the event that any of the foregoing contingencies are not satisfied or waived within the time limit specified, either party may terminate this Lease upon 10 days' written notice to the other party.

2.       IMPROVEMENTS.

         (a) The Building shall include an office and drive-up teller facility, landscaping, and parking improvements constructed by Landlord in accordance with the plans and specifications to be approved by the parties pursuant to Paragraph l(a) and all governmental authorities having


3-LEASE
jurisdiction pursuant to Paragraph l(b). All plans for the Building and the related tenant improvements are to be furnished by Landlord and approved by Tenant. It is agreed that the exterior of the Building shall be constructed of concrete or comparable materials, using a form of tilt wall construction method or masonry construction, and shall consist of such other component items listed under Building Shell on Exhibit B attached hereto. The interior tenant improvements to be provided by Landlord shall include those items listed under Tenant Improvements on Exhibit B attached hereto. All other interior improvements are to be provided by Tenant, at Tenant's sole expense.

         (b) Following the satisfaction of all conditions referred to in Paragraph 1, Landlord shall, within 30 days, begin construction of the Building. Tenant shall, with respect to any work it performs or causes to be performed, keep the Premises free from any and all mechanic's or other liens. Failure to do so shall constitute a default hereunder. Both parties agree to cause the interior of the Building to be completed in a good and workmanlike manner in accordance with the approved plans.

         (c) Tenant and its contractor and subcontractors shall have the right to use the Building prior to its completion for the purposes of constructing and installing furnishings, cabinetry and certain custom fixtures to the interior of the Building on the terms and conditions set forth


4-LEASE
in this Lease, but only to the extent such work does not in any manner whatsoever interfere with Landlord's construction of the Building.

         (d) Each party shall defend, indemnify, and hold harmless the other party from any costs, losses, or liabilities incurred or suffered in whole or in part because of the other party's negligence in constructing the Building or any interior improvements or fixtures. In the event that a third party asserts any claim against Landlord based in whole or in part upon Tenant's conduct, action, or inaction in connection with the installation of interior fixtures, then Tenant shall defend such claim with legal counsel acceptable to Landlord (but paid for by Tenant) and Landlord shall be indemnified by Tenant from any cost, loss, damage, or liability arising from such claim; provided, however, that Tenant shall not be responsible for Landlord's defense, damages, or any indemnity obligations if Landlord is responsible in whole or in part for the third-party claim. Landlord and Tenant shall jointly share in the costs, losses, damages, or liabilities arising from any claims asserted jointly against Landlord and Tenant, with both parties sharing in the costs, losses, damages, and liabilities to the extent of their comparative negligence, if any.

3.       RENT.

         Tenant shall pay rent for the Premises as follows;


5-LEASE

         (a) MINIMUM RENT FOR YEARS 1-5. Tenant shall pay to Landlord, at the Landlord's address listed herein or such other place as may be designated in writing by Landlord, during the first 60 months of this lease, the sum of $35,100 per month. (The monthly rental has been based upon the assumption that the Building will contain 27,000 square feet of gross area, determined by actual outside dimensions, at $1.30 per square foot per month. At the Commencement Date of the Lease, the monthly rent shall be adjusted to reflect the actual outside dimensions at $1.30 per square foot per month; provided, however, in no event will the monthly rent be less than $32,500 or more than $37,700.) Such payment shall be made in advance for each month on or before the first day of each calendar month.

         (b) MINIMUM RENT FOR YEARS 6-10. For months 61 through 120 of the term of this Lease, the minimum rent shall be the initial monthly rent (as adjusted to reflect actual gross area) plus a sum obtained by multiplying the minimum rent by the aggregate increase (with the decimal point moved two spaces to the left) in the Consumer Price Index for Urban Wage Earners-New Series for Portland, Oregon, published by the Bureau of Labor Statistics (the "CPI Index"), from the first month in which rent is payable hereunder through the 60th month with a maximum increase of 15 percent; provided, however, the rent for months 61 through 120 shall not be less than the rent for the initial 60 months.


6 - LEASE

         (c) MINIMUM RENT FOR YEARS 11-15. For months 121 through 180 of the term of this Lease, the minimum rent shall be the rent payable in the 120th month plus a sum obtained by multiplying said amount by the aggregate increase (with the decimal point moved two spaces to the left) in the CPI Index from the 61st month of the lease term through the 120th month with a maximum increase of 15 percent; provided, however, the rent for months 121 through 180 shall not be less than the rent for months 61 through 120.

         (d) MINIMUM RENT FOR YEARS 16-20. For months 181 through 240 of the term of the Lease, the minimum rent shall be the rent payable in the 180th month plus a sum obtained by multiplying said amount by the aggregate increase (with the decimal point moved two spaces to the left) in the CPI Index from the 121st month of the Lease term through the 180th month with a maximum increase of 15 percent; provided, however, the rent for the months 181 through 240 shall not be less than the rent for months 121 through 180.

         (e) MINIMUM RENT FOR YEARS 21-25. For months 241 through 300 of the term of the Lease, the minimum rent shall be the rent payable in the 240th month plus a sum obtained by multiplying said amount by the aggregate increase (with the decimal point moved two spaces to the left) in the CPI Index from the 181st month of the Lease term through the 240th


7 - LEASE
month with a maximum increase of 15 percent; provided, however, the rent for months 241 through 300 shall not be less than the rent for months 181 through 240.

         (f) CPI INDEX. In the event the CPI Index is not published for a month required for a computation hereunder, index for the next preceding month shall be used. If the CPI Index should no longer be published, Landlord shall select a substitute index which is most comparable to the CPI Index.

         (g) OPTION AND OPTION PERIOD RENT. Tenant shall have the option to extend the term of this Lease for two additional periods of five years each. Each option can be exercised only by Tenant giving Landlord written notice of its election to exercise the option at least 180 days, but not more than 365 days, prior to the end of the Lease term. Upon the proper exercise of this option, Landlord and Tenant shall negotiate in good faith to determine the fair market rental for the Premises which shall then be the monthly rent for the five-year option period. If they are unable to agree within 60 days after Tenant notifies Landlord of the Tenant's exercise, the sole issue of the "fair market rent" shall be submitted to arbitration, pursuant to the commercial rules of arbitration of the American Arbitration Association, with a panel of three arbitrators, one of whom shall be chosen by each party and the third chosen by the two arbitrators so selected. Each


8 - LEASE
arbitrator must be involved on a for-profit basis in commercial leasing activity in Portland, Oregon at the date of selection.

         (h) LATE PAYMENTS. Any sums paid or received after the tenth day of the month during the term of this Lease, including any extension thereof, shall bear a late fee of 5 percent of the amount of such late payment.

4.       USE OF THE PREMISES.

         (a) The Premises shall be used and occupied by Tenant, its subsidiaries, and subtenants for general business purposes, including but not limited to any activities which credit unions or their subsidiaries may be authorized to engage in under applicable law.

         (b) In connection with its use, Tenant shall at its expense comply with all applicable laws, ordinances, and regulations of any public authority, including those requiring alteration of the Premises because of Tenant's specific use; shall create no nuisance nor allow any objectionable liquid, odor, or noise to be emitted from the Premises; shall store no gasoline or other highly combustible materials on the Premises which would violate any applicable fire code or regulation.

         (c) Tenant may erect signs stating its name and the names of its subtenants, including a description of its business and/or the business of its subtenants after first securing Landlord's written approval as to the size, color, designs, wordings, locations and any necessary governmental


9 - LEASE
approvals. All signs installed by Tenant shall be removed upon termination of this Lease with the sign location restored to its original condition. Tenant shall be responsible at its sole cost and expense to maintain the appearance of all of its signs. If Tenant fails to maintain its sign and upon failure of Tenant to repair or replace sign upon reasonable written notice, Landlord may make such required repairs or replacements and Tenant shall promptly reimburse Landlord upon receipt of Landlord's invoice for the expense of such repair and replacement.

         (d) All alterations, additions, or improvements to the Premises including the change of the color of the exterior of the Building by Tenant shall require Landlord's prior written consent. Upon termination of this Lease any such alterations, additions, or improvements (including without limitation all electrical, lighting, plumbing, heating and air conditioning equipment, doors, windows, partitions, drapery, carpeting, shelving, counters, and physically attached fixtures) shall at once become part of the real property and shall belong to Landlord unless the terms of the applicable consent provide otherwise.

5.       SECURITY DEPOSIT.

         Tenant has deposited with Landlord the sum of $35,100 (hereafter referred to as "the Security Deposit") to secure the faithful performance by Tenant of each term, covenant, and condition of this Lease.


10 - LEASE

If Tenant shall at any time fail to make any payment or fail to keep or perform any term, covenant, and condition on its part to be made or performed or kept under this Lease, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligation under this Lease, use, apply or retain the whole or any part of the Security Deposit:

         (a)      To the extent of any sum due to Landlord;

         (b)      To make any required payment on Tenant's behalf; or

         (c) To compensate Landlord for any loss, damage, attorney's fees, or expense sustained by Landlord due to Tenant's default.

                  In such event, Tenant shall, within five days after written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum; Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. Should Tenant comply with all of the terms, covenants, and conditions of this Lease and at the end of term of this Lease leave the Premises in the condition required by this Lease, then the Security Deposit, less any sums owing to Landlord, shall be returned to Tenant (or, at Landlord's option, to last assignee of Tenant's interest


11 - LEASE
hereunder) within 30 days after the termination of this Lease and vacancy of the Premises by Tenant.

6.       UTILITY CHARGES; MAINTENANCE.

         It is the intent of the parties hereto that this Lease shall be pure net to Landlord and that Tenant will pay all charges related to the Building, parking areas, driveways and grounds, including but not limited to the following:

                  (a) Tenant shall pay when due all charges for electricity, natural gas, water, garbage collection, janitorial service, sewer, grounds and landscaping maintenance and all other utilities of any kind furnished to the Premises during the Lease term. Landlord shall have no liability resulting from any interruption of utility services caused by fire or other casualty, strike, riot, vandalism, the making of necessary repairs or improvements, or any other cause beyond Landlord's reasonable control. Tenant shall control the temperature in the Premises to prevent freezing of any sprinkler system. Tenant agrees to promptly notify Landlord of any malfunction, damage, or failure of the sprinkler system. Tenant shall be responsible to promptly repair or replace, at its sole cost and expense, any parts of the sprinkler system in the Premises damaged by freezing or any other event, excluding other acts of God or negligence of Landlord.


12 - LEASE

                  (b) Tenant shall, at its sole expense, repair and maintain the roof, gutters, downspouts, exterior walls, building structure, foundation, exterior paved areas, and curbs of the Premises in good condition. Tenant shall keep the Premises neatly maintained and in good order and repair. Tenant's responsibility shall include all maintenance and repair of the building and grounds which include the electrical system, plumbing, drain pipes for sewers, landscaping, air conditioning and heating systems, all doors, and the replacement of all broken and cracked glass with glass of the same quality. Tenant shall refrain from any discharge that would damage the sewers serving the Premises.

                  (c) Tenant shall keep the sidewalks abutting the Premises or the separate entrance free and clear of snow, ice, debris, and obstructions of every kind. In this regard, Tenant shall refrain from using materials, chemicals, or equipment which may be damaging to sidewalks and entrances.

                  (d) Tenant shall not store any materials, supplies, or equipment outside in any unapproved or unscreened area. Trash and garbage receptacles shall be stored in designated areas and kept covered at all times.

7.       TAXES AND ASSESSMENTS; OPERATING EXPENSES.


13 - LEASE

         (a) Tenant shall be responsible for all real property taxes and general and special assessments relating to the Premises and shall pay them as they become due and payable to the appropriate taxing authority.

(b) Real property taxes charged to Tenant hereunder shall include all general real property taxes assessed against the Premises or payable during the Lease term, installment payments on Bancrofted special assessments, and any rent tax, tax on Landlord's interest under this Lease, or any tax in lieu of the foregoing, whether or not any such tax is now in effect. Tenant shall not, however, be obligated to pay any tax based upon Landlord's net income.

8. PARKING. Tenant, its employees, and customers shall have the exclusive right to use all private parking located on the Premises. Tenant shall control the use of such parking spaces so that there will be no unreasonable interference with the normal traffic flow and shall permit no parking on any landscaped or unpaved surface.

9.       LIABILITY.

                  (a) Tenant shall not permit any liens to attach to the Premises as a consequence of any of its activities. Tenant shall indemnify and defend Landlord and Landlord's agent, if any, from any claim, liability, damage, or loss directly or indirectly arising out of any activity on the Premises by Tenant, its agents, or invitees or resulting from Tenant's failure


14 - LEASE
to comply with any term of this Lease; provided, however, that Tenant shall have no obligation to indemnify Landlord for any acts or omissions by Landlord or Landlord's agents, contractors, employees, or invitees.

         (b) Tenant shall carry public liability and property damage insurance with limits of not less than $500,000 for injury to one person in one occurrence, $1,000,000 for injuries to more than one person in one occurrence, and $200,000 for property damage. Such insurance shall be evidenced by a certificate delivered to Landlord stating that the coverage will not be canceled or materially altered without 30 days' advance written notice to Landlord. Landlord shall be named as an additional insured on such policy.

10.      CASUALTY DAMAGE.

                  (a) If fire or other casualty causes damage to the Premises in an amount exceeding 75 percent of the full construction-replacement cost of the Premises, Landlord may elect to terminate this Lease, as of the date of the damage, by notice in writing to Tenant within 30 days after such date. Otherwise, Tenant shall promptly repair the damage and restore the Premises to its former condition as soon as practicable, unless the casualty shall occur in the last two years of the Lease term, including any renewal thereof, in which event Landlord may elect to terminate this Lease as of the date of the damage by notice in writing to

15 - LEASE

Tenant within 30 days after such date. Rent shall be abated during the period and to the extent the Premises are not reasonably usable for the use permitted by this Lease.

         (b) Tenant shall be responsible for obtaining and keeping adequate insurance covering the Premises against loss by fire and casualty, including rent loss coverage in favor of Landlord of at least 6 months in order to protect Landlord for loss of rental during any period of restoration when rent will be abated pursuant to Paragraph 10(a). Tenant shall also be responsible for insuring its personal property and trade fixtures located on the Premises.

         (c) Neither party shall be liable to the other for any loss or damage to the Premises or Tenant's personal property thereon caused by any occurrence and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss.

11.      CONDEMNATION.

                  If a condemning authority takes the entire Premises or a portion sufficient to render the remainder unsuitable for Tenant's use, then either party may elect to terminate this Lease effective on the date that title passes to the condemning authority. Otherwise, Tenant shall proceed as soon as practicable to restore the remaining Premises to a condition comparable to that existing at the time of the taking. Rent shall be abated


16 - LEASE
during the period of restoration to the extent the Premises are not reasonably usable by Tenant, and rent shall be reduced for the remainder of the term in an amount equal to the reduction in rental value of the Premises caused by the taking. All condemnation proceeds shall belong to Landlord. If moving expenses are allocated to Tenant, Tenant shall receive those proceeds.

12.      ASSIGNMENT AND SUBLETTING.

                  Tenant shall not assign its interest under this Lease nor mortgage or sublet (except as otherwise set forth below) the Premises without first obtaining Landlord's consent in writing which will not be withheld unreasonably. Tenant shall have the right to sublet portions of the Premises to its subsidiaries, affiliates, and certain professionals for the purpose of offering business and professional services to Tenant's customers and potential customers. In the event that Tenant shall request Landlord's permission to assign all or a portion of the Premises, Landlord may at his sole discretion elect to terminate this Lease or a portion hereof, and enter into separate leases or rental agreements with the proposed assignee. No consent in one instance shall prevent this provision from applying to each subsequent instance. No assignment or subletting shall relieve Tenant of its obligation to pay rent or perform other obligations required by this Lease.


17 - LEASE

13.      DEFAULT.

                  Any of the following shall constitute a default by Tenant under this Lease:

         (a) Tenant's failure to pay rent or any other charge under this Lease within 10 days after it is due and upon written notice by Landlord; provided, however, if Tenant has failed to pay rent within such 10 day grace period and Landlord has provided written notice to Tenant on two previous occasions during a 12 month period, then Tenant shall be in default thereafter if Tenant fails to make such payment within the 10 day grace period and no written notice by Landlord shall be required to constitute Tenant's default.

         (b) Failure by Tenant to comply with any other term or condition within 30 days following written notice from Landlord specifying the noncompliance; provided, however, if such noncompliance cannot be cured within the 30 day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect compliance as soon as possible.

         (c) Tenant's insolvency; assignment for the benefit of its creditors; Tenant's voluntary petition in bankruptcy or adjudication as bankrupt, or the appointment of a receiver for Tenant's properties.


18 - LEASE

14.  REMEDIES FOR DEFAULT

          In case of default as described in Paragraph 13, above, Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:

     (a) Retake possession of the Premises by summary proceedings and relet the Premises upon any reasonable terms. No such reletting shall be construed as an acceptance of a surrender of Tenant's leasehold interest.

     (b) Recover damages caused by Tenant's default which shall include reasonable attorney fees at trial and on any appeal therefrom.

          Landlord may sue periodically to recover damages as they occur throughout the Lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing.

     (c) Make any payment or perform any obligation required of Tenant so as to cure Tenant's default, in which case Landlord shall be entitled to recover all amounts so expended from Tenant, plus interest from the date of the expenditure at the rate of 12 percent per annum from the date of the expenditure.

15.  SURRENDER ON TERMINATION.

     (a) On expiration or early termination of this Lease, Tenant shall deliver all keys to Landlord, have final utility readings made


19-LEASE
on the date of move out, and surrender the Premises clean and free of debris inside and out, with all mechanical, electrical, and plumbing systems in good operating condition, all signing removed and defacement corrected, and all repairs called for under this Lease completed. The Premises shall be delivered in the same condition as at the commencement of the term, subject only to depreciation and wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and restore all damage resulting from such removal. Failure to remove shall be an abandonment of the property, and Landlord may dispose of it in any manner without liability.

     (b) If Tenant fails to vacate the Premises when required, Landlord may elect either to treat Tenant as a tenant from month to month, subject to all provisions of this Lease except the provision for term, or to eject Tenant from the Premises and recover damages caused by wrongful holdover.

16.  LANDLORD'S LIABILITY.

     (a) Landlord warrants that so long as Tenant complies with all terms of this Lease it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord or persons claiming through Landlord, except as described in Paragraph 18.


20-LEASE

     (b) The Term "Landlord" as used herein shall mean only the owner of the fee title to the premises and the land on which it is situated. In the event of any transfer of such title to interest, Landlord herein named (and in case of any subsequent transfers, the then Landlord) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then Landlord at the time of such transfer, in which Tenant has an interest, shall be delivered to the succeeding Landlord.

17.  GENERAL PROVISIONS.

     (a) Waiver by either party of strict performance of any provision of this Lease shall not be a waiver of nor prejudice the party's right otherwise to require performance of the same provision or any other provision.

     (b) Subject to the limitations on transfer of Tenant's interest, this Lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

     (c) Landlord shall have the right to enter upon the Premises at any time to determine Tenant's compliance with this Lease, to make necessary repairs to the Building or the Premises, or to show the Premises to any prospective tenant or purchasers. During the last two months of the


21-LEASE
term, Landlord may place and maintain upon the Premises notices for leasing or sale of the Premises.

     (d) If this Lease commences or terminates at a time other than the beginning of the month, then the rent (including Tenant's share of real property taxes, if any) shall be prorated as of such date and, in the event of termination for reasons other than default, all prepaid rent shall be refunded to Tenant or paid on its account.

     (e) Notices between the parties relating to this Lease shall be in writing, effective when delivered or, if mailed, effective on the second day following mailing, postage prepaid, certified mail, return receipt requested, to the address for the party stated in this Lease or to such other address as either party may specify by notice to the other. Rent shall be payable to Landlord at the same address.

     (f) Time is of the essence with respect to the performance of each and every provision of this Lease. This Lease shall be governed by the laws of the state of Oregon.

18.  SUBORDINATION.

          This Lease may, at Landlord's sole option, be made subordinate to any mortgage or deed of trust, which may hereafter affect the real property of which the Building and Premises form a part, subject to Tenant's right to peaceable and undisturbed possession. Within 10 days of


22-LEASE
receipt of written request from Landlord, Tenant shall execute and deliver any necessary documents required to effectuate such subordination to any mortgage or deed of trust.

19.  ESTOPPEL CERTIFICATE.

    (a) Within 10 days of receipt of written request from Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of the entire Premises.

     (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord that there are no uncured defaults in Landlord's performance, and that not more than one month's base rent has been paid in advance.


23-LEASE

20.  INDEMNITY.

     Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims arising from Tenant's use of the Premises, or from the conduct of its business or from any activity, work, or things which may be permitted or suffered by Tenant in or about the Premises and shall further indemnify, defend, and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the provisions of this Lease or arising from any negligence of Tenant or any of its agents, contractors, employees or invitees and from any and all costs, attorney fees, expenses, and liabilities incurred in the defense of any such claim or any action of proceeding thereon. Tenant shall have no obligation to indemnify Landlord for negligent or intentional acts or omissions by Landlord or Landlord's agents, contractors, employees, or invitees.

     21. ADJACENT PROPERTY. In acquiring the land upon which the Building will be constructed, Landlord will also acquire the adjacent parcel outlined in red on Exhibit A attached hereto (the "Adjacent Property"). If, at any time during the term of this Lease, Landlord elects to sell, lease or develop the Adjacent Property, Landlord shall first give Tenant a notice (the "Offering Notice") specifying the terms and conditions of which Landlord is willing to sell or lease the Adjacent Property. For a

24-LEASE
period of 30 days following receipt by Tenant of the Offering Notice, Tenant shall have the exclusive right to purchase or lease the Adjacent Property on the same terms and conditions as set forth in the Offering Notice. If Tenant should fail, within said 30-day period, to deliver written notice to Landlord exercising such right to purchase or Lease, Landlord shall have the right to sell or lease the Adjacent Property for a period of 180 days after the expiration of the 30-day period to any other party; provided, however, that Landlord shall not sell or lease the Adjacent Property for a price which is less than the price stated in the Offering Notice, unless Landlord first reoffers the Adjacent Property to Tenant at such reduced price (in which event Tenant shall have a period of 30 days following receipt of notice of the reduced price to elect, by written notice delivered to Landlord, to purchase or lease the Adjacent Property at the reduced price and otherwise on the terms and conditions specified by Landlord).

          IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this lease as of the day and year first written above.


                                       LANDLORD:
                                       NORTHWEST DEVELOPMENT CO.

Date:  March 8, 1988                   By   /s/
     ---------                            --------------------------------
                                       Title  Partner
                                             -----------------------------
25-LEASE

                                       TENANT:
                                       FIRST TECHNOLOGY FEDERAL CREDIT UNION

Date:  March 8, 1988                   By   /s/
     ---------                            --------------------------------
                                       Title  President
                                             -----------------------------

                                       Unless a different address is indicated
                                       above, notices to Tenant will be
                                       addressed to the Premises.
                                             P.O. Box 2100
                                             Beaverton, Oregon 97075

26-LEASE

                            SECOND AMENDMENT TO LEASE

     THIS SECOND AMENDMENT TO LEASE dated for reference purposes only May 1, 1988, is by and between NORTHWEST DEVELOPMENT CO. ("Landlord") and FIRST TECHNOLOGY FEDERAL CREDIT UNION ("Tenant").

                               R E C I T A L S:

     A. Pursuant to a lease dated March 8, 1988 (the "Lease"), Landlord leased to Tenant certain real property located at the northeast corner of the intersection of S.W. Tualatin Valley Highway and S.W. 153rd Street, Beaverton, Oregon. The Lease was amended by a First Amendment to Lease dated March 15, 1988 (the "First Amendment").

     B. The parties desire to further amend the Lease upon the terms and conditions set forth below.

          NOW, THEREFORE, for valuable consideration, the parties agree as follows:

          1. The first sentence of Paragraph 4(d) shall be amended to read as follows:

          "All alterations, additions, or improvements to the Premises, including the change of the color of the exterior of the Building by Tenant, shall be at Tenant's sole cost and expense, and shall require Landlord's prior written consent which shall not be withheld unreasonably."


1 - SECOND AMENDMENT TO LEASE

          2.   Paragraph 10(c) shall be amended to read as follows:

          "Neither party shall be liable to the other for any loss or damage to the Premises or Tenant's personal property thereon caused by any occurrence and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss, PROVIDED, HOWEVER, that this waiver of liability and subrogation shall only be effective if the parties can obtain, at no additional expense, a waiver of subrogation from their respective insurance carriers."

          3. The following language shall be added after the first sentence of Paragraph 11:

          "Provided, however, that so long as SeattleFirst National Bank, its successors or assigns ("Seafirst"), is the holder of a mortgage or deed of trust on the Premises, a taking by condemnation shall not be grounds for terminating this Lease unless 25 percent or more of
          (i) the premises, or (ii) the parking area for the Building, is condemned."

          4. The following language shall be added after the first sentence of Paragraph 17(e):

          "Copies of all notices required to be given or actually given under this Lease shall be sent simultaneously to the holder of any mortgage or deed of trust on the Premises, to such address as the holder of the mortgage or deed of trust may designate to Landlord and Tenant in writing. So long as Seafirst is the holder of a mortgage or deed of trust on the Premises, such notice shall be sent to Seafirst at Post Office Box C34103, Seattle, Washington 98124-1103, or to such other address as Seafirst may specify."


2 - SECOND AMENDMENT TO LEASE

          5. The following language shall be added as a new Paragraph 22 to the Lease, as follows:

          "22. TENANT'S OPTION TO PURCHASE. Tenant shall have the right to purchase the Premises at the end of each five-year rental period herein by providing Landlord with not less that 180 days' advance written notice of an intent to exercise this purchase option. The purchase price for the Premises shall be determined by appraisal in the following manner: Not later than 10 days after the 180-day notice is delivered to Landlord, both parties shall select an MAI appraiser to appraise the Premises. Each appraiser shall be instructed to assume that the minimum value of the Premises shall be not less than an amount based upon the rental rate then specified by Paragraph 3 of this Lease and assuming further that the Lease term shall expire five years after the closing of the option to Purchase. If the two appraisals vary by 10 percent or less, the purchase price shall be the average of the two appraisals. If the two appraisals vary by more than 10 percent, then the two MAI appraisers shall select a third MAI appraiser who shall then select between the two appraisals as to which appraisal better establishes the fair market value and the appraisal so selected shall constitute the purchase price for the Premises. The appraisal costs shall be borne equally by the parties."

          6. Except as amended by the First Amendment and this Second Amendment, the Lease shall remain in full force and effect.


3 - SECOND AMENDMENT TO LEASE

          IN WITNESS WHEREOF, the parties have executed this Second Amendment to Lease as of the date first written above.

                                       NORTHWEST DEVELOPMENT CO.

                                       By: /s/
                                          ------------------------------------
                                          Title:   Partner
                                                ------------------------------

                                       By: /s/
                                          ------------------------------------
                                          Title:   Partner
                                                ------------------------------

                                       FIRST TECHNOLOGY FEDERAL CREDIT UNION

                                       By:
                                          ------------------------------------
                                          Title:   President
                                                ------------------------------


4 - SECOND AMENDMENT TO LEASE

                           THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE dated for reference purposes only March 1, 1989 is by and between NORTHWEST DEVELOPMENT CO. ("Landlord") and FIRST TECHNOLOGY FEDERAL CREDIT UNION, ("Tenant").

                               R E C I T A L S:

A. Pursuant to a lease dated March 8, 1988 (the "Lease"), Landlord leased to Tenant certain real property located at the northeast corner of the intersection of S.W. Tualatin Valley Highway and S.W. 153rd Drive, Beaverton, Oregon. This lease was amended by the first amendment to the Lease dated March 15, 1988 ("First Amendment"), and subsequently amended by the second amendment to the lease dated May 1, 1988 (the "Second Amendment").

B. The parties desire to further amend the lease upon the terms and conditions set forth below.

NOW THEREFORE for valuable consideration, the parties agree as follows:

1. Item 5 of the Second Amendment to Lease which refers to a new paragraph 22 to the Lease ("Tenant's Option to Purchase"), is hereby waived by the Tenant in its entirety. Tenant shall no longer have the right to purchase the premises at the end of each five-year rental period.

2. LEASE TERM: Page 1 of the original Lease document dated March 8, 1988, refers to the original lease being for a term of twenty-five years and is now herein modified to reflect the following lease terms: The initial lease period will be for a term of twelve years, retroactive to the date of possession, December 5, 1988. The rental rate will be calculated as provided for in the original lease document as if the original twenty-five year lease was in effect.

3. Tenant's Option to Renew: Paragraph 3(g) ("Option and Option Period Rent"), of the original lease document is herein modified as follows:
     Tenant shall have an option to extend the lease for one additional period of thirteen years. The rental rate for the additional option period will be calculated as provided for in the original lease document as if the original twenty-five year lease was in effect.

1 - THIRD AMENDMENT TO LEASE

     Tenant shall be required to give Landlord written notice of Tenant's intent to exercise the renewal option within six months prior to the end of the tenth year of the original term. In the event that Tenant elects not to extend the original lease for an additional thirteen years, Tenant agrees to pay a two-year rental premium in an amount equal to the prevailing rental rate as if the original lease term would extend through years thirteen and fourteen. Said rental prepayment premium will be due and payable upon Tenant's written notice not to extend.

     Tenant, in addition to the original option to renew for thirteen years, shall have an option to extend this lease beyond the original thirteen year option period and the existing terms and conditions of Paragraph 3(g). ("Option and Option Period Rent") shall prevail.

4. Rent Schedule: As a matter of clarification, the rent schedule for the initial term of twelve years and the option period of thirteen years will be the same as if the original term of the lease was twenty-five years and will be calculated as provided for in Paragraph 3 ("Rent") of the original lease document.

5. Except as expressly modified herein, the "Lease" as amended by "First Amendment" and "Second Amendment" shall remain in full force and effect.

NORTHWEST DEVELOPMENT CO.              FIRST TECHNOLOGY FEDERAL CREDIT UNION

By:  /s/                               By:  /s/
   -------------------------------        ----------------------------------
   Title:  Partner                        Title:  President
         -------------------------              ----------------------------

By:  /s/
   -------------------------------
   Title:  Partner
         -------------------------

2 - THIRD AMENDMENT TO LEASE

AGREED TO by United of Omaha Life Insurance Company, as assignee pursuant to an Assignment of Loan Documents and Assignment of Assignment of Leases and Rents executed on December 27, 1988, of the interest and rights of Harding Fletcher Company, as "Lender," pursuant to Attornment, Nondisturbance and Estoppel Agreement dated as of December 27, 1988.

                                       UNITED OF OMAHA LIFE INSURANCE COMPANY

                                       By: /s/
                                          -----------------------------------
                                          Title:  Asst. V.P.
                                                -----------------------------

3 - THIRD AMENDMENT TO LEASE